UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2012

Green Star Alternative Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53627	88-0492010
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1328 W. Balboa Blvd., Suite C, Newport Beach, CA		92661
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 903-0468

1660 Hotel Circle North, Suite 207, San Diego, CA 92108-2808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 18, 2012, the Registrant entered into a Secured Promissory Note (the “Secured Note”) and Security Agreement with Verdad Telecom, Inc. (“Verdad”), which is owned by its president Eric Stoppenhagen. Under the terms of the Secured Note, Verdad, agreed to consolidate $209,800 which consisted of an outstanding principal of $166,000 and unpaid interest of $43,800. This represented the total amount of notes outstanding as of September 14, 2012. All advances shall be paid on or before December 31, 2012 and interest shall accrue from the date of any advance on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of seven percent (7%) per annum, compounded annually. The Registrant’s obligations under the Secured Note will accelerate, upon written notice from Verdad, upon a bankruptcy event with respect to the Registrant, any default in the Registrant’s payment obligations or the Registrant’s breach of any provision of any material agreement between the Registrant and Verdad. The Secured Note is secured by all assets and rights of the Registrant.

A copy of the Secured Note and Security Agreement are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits. 10.1 10.2	Secured Promissory Note Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREEN STAR ALTERNATIVE ENERGY, INC.

Date: September 18, 2012	By:	/s/ Eric Stoppenhagen
Name: Eric Stoppenhagen
Title: President and Chief Financial Officer